EXHIBIT 11.1.1


                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION

                                                                Years ended
                                             -------------------------------------------------
                                               October 29,       October 30,     September 30,
                                                  1995              1994             1993
                                             ------------       ------------     -------------
Income available for primary EPS             $    241,000       $ 16,342,000     $  10,500,000
                                             ============       ============     =============
Shares:   per primary EPS                      14,338,064         13,384,520         9,125,201
          additional shares issuable                4,262                571           220,255
                                             ------------       ------------     -------------
                                               14,342,326         13,385,091         9,345,456
                                             ============       ============     =============
EPS:  Net income                             $       0.02       $       1.22     $        1.12
                                             ============       ============     =============


Note: Since fully diluted EPS affects primary EPS by less than 3%, it is not disclosed in the financial statements.